ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2008, relating to the consolidated financial statements and related notes of Yanglin Soybean, Inc. (formerly Victory Divide Mining Company), for the years ended December 31, 2007, 2006, 2005 and 2004.

Albert Wong & Co.
Hong Kong
Dated: April 30, 2008